Exhibit 10.29

LANDAMERICA FINANCIAL GROUP, INC.

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT, dated as of this 21st day of May, 2003, between LandAmerica Financial Group, Inc., a Virginia corporation (“the Company”) and ________________ (the “Director”), is made pursuant and subject to the provisions of the Company’s 2000 Stock Incentive Plan, as amended, and any future amendments thereto (the “Plan”).  The Plan, as it may be amended from time to time, is incorporated herein by reference. All terms used herein that are defined in the Plan shall have the same meanings given them in the Plan.

1.

Award of Restricted Stock. Subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the Company on this date awards to the Director 1,000 shares of Restricted Stock.

2.

Terms and Conditions.  This award of Restricted Stock is subject to the following terms and conditions:

A.

Restricted Period.  This award of Restricted Stock shall be subject to the restrictions set forth herein for a period (the “Restricted Period”) commencing on the date of this Agreement and ending with the earliest of the following events:

(1)

The expiration of ten years from the date hereof;

(2)

the Director retires from the Board in compliance with the Board’s retirement policy as then in effect;

(3)

the Director’s service on the Board terminates as a result of not being nominated for reelection by the Board (other than at the Director’s request);

(4)

the Director’s service on the Board terminates because the Director, although nominated for reelection by the Board, is not reelected by the Company’s shareholders;

(5)

Director’s service on the Board terminates as a result of Director’s Disability (as defined below);

(6)

the Director dies; or

(7)

the occurrence of a Change of Control.

A Director shall be deemed “Disabled” if the Director is unable to perform his or her customary duties on the Board for a period of six months or longer due to bodily injury or disease.

B.

Forfeiture of Restricted Stock.  If the date a Director’s service on the Board terminates (“Termination Date”) is before the end of the Restricted Period, the Director shall forfeit and return to the Company the shares of Restricted Stock awarded hereunder.

C.

Restrictions.  The shares of Restricted Stock awarded hereunder and any stock distributions with respect to such Restricted Stock shall be subject to the following restrictions during the Restricted Period:

(1)

the Restricted Stock shall be subject to forfeiture as provided herein;

(2)

the Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and neither the right to receive the Restricted Stock nor any interest hereunder may be assigned by the Director, and any attempted assignment shall be void;

(3)

A certificate representing the shares of Restricted Stock awarded hereunder shall be held in escrow by the Company and shall, in the Company’s sole discretion, bear an appropriate restrictive legend and be subject to appropriate “stop transfer” orders.  To facilitate the escrow of the shares of Restricted Stock awarded hereunder with the Company, the Director shall deliver herewith the Stock Power attached hereto as Exhibit I executed in blank by the Director and dated as of the date hereof; and

(4)

Any additional stock or other securities or property that may be issued or distributed with respect to the Restricted Stock awarded hereunder as a result of any stock dividend, stock split, business combination or other event shall be subject to the restrictions and other terms and conditions set forth in this Agreement.

D.

Receipt of Common Stock.  At or after the end of the Restricted Period, the Director shall receive the number of shares of restricted Common Stock awarded hereunder, free and clear of the restrictions set forth in this Agreement, except for any restrictions necessary to comply with federal and state securities laws. Certificates representing such shares shall be released to the Director as promptly as practical following the Director’s becoming entitled to receive such shares.

E.

Shareholder Rights.  Promptly following the award, the Company shall issue a certificate representing the shares of Restricted Stock awarded hereunder.  The Director shall, subject to the restrictions set forth herein, have all rights of a shareholder with respect to such shares of Restricted Stock, including the right to vote such shares and the right to receive cash dividends and other distributions thereon.

F.

Tax.  The Company shall make any required tax filings with the Internal Revenue Service and the appropriate State taxing authorities, if any, in connection with the award of Restricted Stock hereunder.  The Director is responsible for the payment of any taxes resulting from the award of Restricted Stock hereunder.

3.

No Right to Renomination.  Nothing in this Agreement shall confer upon the Director any right to be renominated by the Board as a director of the Company.

4.

Change of Control or Capital Structure.  Subject to any required action by the shareholders of the Company, the number of shares of Restricted Stock covered by this award shall be proportionately adjusted and the terms of the restrictions on such shares shall be adjusted as the Committee shall determine to be equitably required for any increase or decrease in the number of issued and outstanding shares of Common Stock of the Company resulting from any stock dividend (but only on the Common Stock), stock split, subdivision, combination, reclassification, recapitalization or any change in the number of such shares outstanding effected without receipt of cash or property or labor or services by the Company or for any spin-off, spin-out, split-up, split-off or other distribution of assets to shareholders.

In the event of a Change of Control, the provisions of Section 13.03 of the Plan shall apply to this award of Restricted Stock.  In the event of a change in the Common Stock of the Company as presently constituted, which is limited to a change in all of its authorized shares without par value into the same number of shares with par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

The award of Restricted Stock pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

5.

Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, except to the extent that federal law shall be deemed to apply.

6.

Conflicts.  In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

7.

Director Bound by Plan.  The Director hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

8.

Binding Effect.  Subject to the limitations stated herein and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees and personal representatives of the Director and the successors of the Company.

9.

Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Director has affixed his or her signature hereto.

LANDAMERICA FINANCIAL GROUP, INC.

_________________________________

Charles H. Foster, Jr.

Chairman and Chief Executive Officer

DIRECTOR

_________________________________

Exhibit I

STOCK POWER

FOR VALUE RECEIVED, pursuant to a certain Restricted Stock Agreement between LandAmerica Financial Group, Inc. and the undersigned dated May 21, 2003, I hereby sell, assign and transfer unto LandAmerica Financial Group, Inc. all shares of the restricted Common Stock of LandAmerica Financial Group, Inc. awarded to me on this date and in the future under said Agreement and do hereby irrevocably constitute and appoint the Secretary of LandAmerica Financial Group, Inc. as my attorney-in-fact to transfer the said shares of stock on the books of LandAmerica Financial Group, Inc. with full power of substitution in the premises.

Dated ______________ __, 20__.

____________________________________

Director

LANDAMERICA FINANCIAL GROUP, INC.

Schedule

 to

Non-Employee Director Restricted Stock Agreement

Names of Grantees

Michael Dinkins

John P. McCann

Robert F. Norfleet

Robert T. Skunda

Julious P. Smith, Jr.

Thomas G. Snead, Jr.

Eugene P. Trani

Marshall B. Wishnack